UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 7, 2015

Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 7, 2015, Dolphin Digital Media, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with an investor (the “Investor”) pursuant to which the Company issued a convertible note (“Convertible Note”) to the Investor in the amount of $3,164,000.

The Convertible Note becomes due and payable on the first anniversary of its original issue date (the “Maturity Date”) and may be prepaid in whole or in part at any time, without penalty or premium before the Maturity Date. The Company at its sole option, can extend the Maturity Date by up to six (6) months. The Convertible Note bears interest on the unpaid principal balance at a rate of ten percent (10%) per annum until either (a) converted into shares of the Company’s common stock, $0.015 par value per share (“Common Stock”) or (b) the outstanding principal is paid in full by the Company.  Interest will accrue quarterly and will be payable upon any prepayment of the Convertible Note and on the Maturity Date.  The Convertible Note contains customary events of default, which include, among other things, (i) the Company’s failure to pay any sum payable on the Convertible Note within the specified cure period for such breach; (ii) the failure of the Company to maintain its corporate existence and failure to cure within the specified cure period for such breach; (iii) the insolvency of the Company; and (iv) the receipt of final, non-appealable judgments. The Company intends to use the proceeds of the offering to strengthen its financial condition.

At any time prior to the Maturity Date, the Investor has the right, at its option, to convert some or all of its Convertible Note into the number of shares of Common Stock determined by dividing (a) the aggregate sum of the (i) principal amount of the Convertible Note to be converted, and (ii) amount of any accrued but unpaid interest with respect to such portion of the Convertible Note to be converted; and (b) the conversion price then in effect. The initial conversion price is $0.25 per share, and it may be adjusted from time to time as described in the terms of the Convertible Note.

The outstanding principal amount and all accrued interest of the Convertible Note will mandatorily and automatically convert into Common Stock upon occurrence of a triggering event.  A triggering event means when the average market price of the Common Stock (as defined in the Convertible Note) for the twenty (20) trading days preceding the date of the closing with respect to the Convertible Note is greater than or equal to the conversion price.

The issuance and sale of the convertible note to the Investor, and the issuance of Common Stock upon conversion of the convertible note (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities were issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) or Rule 504, 505 or 506 of the Securities Act. The Investor represented in writing that it was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and acquired the securities for its own account for investment purposes.

The foregoing description of the Subscription Agreement and Convertible Note does not purport to be complete and is qualified in its entirety by reference to the copies of the form of Subscription Agreement and form of Convertible Note filed herewith as Exhibits 10.8 and 10.9, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.8	Form of Subscription Agreement

10.9	Form of Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

Date: December 15, 2015	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer